UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 23, 2023

CAPITOL FEDERAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34814	27-2631712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Kansas Avenue,	Topeka	Kansas	66603
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code
(785) 235-1341

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFFN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On October 23, 2023, Capitol Federal Financial, Inc. (the "Company") completed selling $1.30 billion in market value of available-for-sale securities associated with the Company's strategic securities transaction ("securities strategy"), resulting in an pretax loss on the sale of $206.0 million. The securities were sold on the open market. The securities strategy is designed to allow the Company to improve its earnings stream going forward, beginning in fiscal year 2024, and to provide liquidity to deleverage the balance sheet.

Additional information regarding the securities strategy is contained in the Company's press release dated October 25, 2023, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
The Company’s press release dated October 25, 2023, announcing financial results for fiscal year 2023 is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE
The Company's press release dated October 24, 2023, announcing a quarterly cash dividend of $0.085 per share on outstanding Company common stock payable on November 17, 2023, to stockholders of record as of the close of business on November 3, 2023, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit 99.1 – Press release dated October 25, 2023
Exhibit 99.2 – Press release dated October 24, 2023
Exhibit 104 – Cover page interactive data file, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL, INC.
Date: October 25, 2023	By: /s/ Kent G. Townsend

Kent G. Townsend, Executive Vice-President,
Chief Financial Officer, and Treasurer